Exhibit 10.2


                   FIRST ADDENDUM TO STOCK PURCHASE AGREEMENT

         FIRST ADDENDUM TO STOCK PURCHASE AGREEMENT dated December 31, 1998 by and between UNLIMITED HOLDINGS, INC. (hereinafter referred to as "Seller"), LOCKHART CARIBBEAN CORPORATION (hereinafter referred to as "Buyer") and GUARDIAN INSURANCE COMPANY, INC. (hereinafter referred to as the "Corporation") WALTER R. FOURNIER, AS TRUSTEE OF THE FOURNIER RUIZ TRUST, and ALBA E. DEL VALLE, AS TRUSTEE OF THE FOURNIER DEL VALLE TRUST (hereinafter collectively referred to as the "Shareholders").

C. The above parties entered into a Stock Purchase Agreement dated as of July 31, 1998 (the "Stock Purchase Agreement") in which the Seller agreed to sell and the Buyer agreed to purchase all the issued and outstanding capital stock of the Corporation in return for shares of Class A Common Stock of Buyer.

D. The Stock Purchase Agreement provides that in determining the Acquisition Price, the aggregate stated capital and surplus appearing on the Closing Financial Statements shall be reduced by certain adjustments, including the Marilyn Claims Adjustment, to be equal to the Marilyn Claims Reserve, which was to be established by agreement of the parties to be reserved by Buyer to fund payment of pending disputed insurance claims (including litigation costs and expenses) that arose out of property losses that occurred during Hurricane Marilyn.

E. Buyer and Seller have agreed on the amount of the Marilyn Claims Reserve, and the procedure for distributing the Marilyn Claims Reserve.

F. The Stock Purchase Agreement provides for the assignment of two lawsuits, the RMS Claim and the Eagle Star Claim. Defendants in the Eagle Star Claim (as defined in the Stock Purchase Agreement) have obtained a judgment for costs and expenses in the amount of
          Li.206,897.28 against the Corporation, in a lawsuit from the High Court of Justice, Queen's Bench Division, Commercial Court between HIB Limited and Guardian Insurance Company, Inc., et al (1996 Folio No. 1703, April 21, 1997) (the "English Judgment"). In addition, an
          "Interim Award" against Guardian was made in the course of an Arbitration between Eagle Star Reinsurance Company and Guardian Insurance Company, that reserved a possible award of costs of the arbitration against the Corporation (the "English Arbitration").

G. In view of the existence of the English Judgment and the English Arbitration, Buyer and Seller have agreed on amendments to the provisions of the Stock Purchase Agreement governing the disposition of the Eagle Star Claim and the RMS Claim, including indemnity obligations on the part of Seller and the Shareholders.

H. Buyer and Seller have agreed to other amendments to the Stock Purchase Agreement. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Stock Purchase Agreement.

Now, therefore, in consideration of the premises and the mutual promises made herein, the Stock Purchase Agreement is hereby amended as follows.

I.       Section  3B of the Stock  Purchase  Agreement  shall be  designated  as
         Section  3  (B)  (1),  amended  as  follows,   and  the  following  new
         subparagraphs Section 3 (B) (2) through (B)(8) shall be added:

         B.       Marilyn Claims Adjustment

         (1) In determining the Acquisition Price, the aggregate stated capital and surplus appearing on the Closing Financial Statements shall be reduced further (the "Marilyn Claims Adjustment") by an amount equal to the reserve (the "Marilyn Claims Reserve") established by agreement of the parties to fund payment of the pending disputed insurance claims (including litigation costs and expenses incurred after the Closing Date) that arose out of property losses that occurred during Hurricane Marilyn. A list of said claims are attached hereto as Exhibit "B"; any such claim is hereinafter/referred to as a "Marilyn Claim". After Closing, during the pendency of the Marilyn Claims Reserve, to the extent that the Corporation shall be able to off-set future net revenues against the net loss carryforwards as defined herein in Section I.B.(5), the Marilyn Claims Reserve shall be reduced by an amount equal to the net income tax benefit of each such offset and the Seller shall receive additional Acquisition Shares (as hereafter defined) determined as provided in Section 3 on the basis of the value of each such off-set. The balance of the aggregate stated capital and surplus appearing on the Closing Financial Statements remaining after the Eagle Star Adjustment (as defined at Subsection 3A), the Marilyn Claims Adjustment and any further adjustment under Section 3(C) hereof is referred to herein as the "Net Aggregate Stated Capital and Surplus."

         (2) A dollar amount representing an estimate of the cost (including litigation costs and expenses to be incurred after the Closing Date) to resolve each Marilyn Claim has been designated on Exhibit B. (For each Marilyn Claim, the dollar figure assigned to it is hereinafter referred to as a "Claim Reserve".) Buyer and Seller agree that solely for purposes of designating the amount of the Marilyn Claims Reserve, the sum of all the Claim Reserves shall equal the amount of the Marilyn Claims Reserve. Accordingly, the Marilyn Claims Reserve is established as $1,226,618. The amount of each Claim Reserve has been determined by a third party, and does not necessarily represent the amount that either the Buyer or the Seller believes to be the actual cost to resolve any specific Marilyn Claim.

         (3) The Corporation shall be responsible for negotiating the terms of any settlement of a Marilyn Claim which shall be funded by the Corporation and/or the Buyer to the extent necessary to effect settlement. The Corporation's President, Raymond L. Fournier, will have the final say with respect to the resolution of each Marilyn claim, based upon its merits, and in accordance with his fiduciary duty as an officer and director of the Corporation.

         (4) If and when the Corporation resolves any Marilyn Claim for an amount less than the Claim Reserve assigned to said claim, the Seller shall be entitled to receive upon notification from

Corporation to Buyer, on a case-by-case basis, such number of shares of the Buyer's Class A Common Stock as shall equal 1.5 times the difference between the Claim Reserve and the actual cost of resolution of the Marilyn Claim (including the associated expenses of litigation incurred after the Closing Date). For purpose of this Agreement, the value of each share of Buyer's Class A Common Stock shall at all times be deemed to be $6.50 per share. If a Marilyn Claim is resolved for an amount equal or more than the Claim Reserve assigned to said claim, Seller shall not be entitled to any such stock.

         (5) The Corporation has a net operating loss carryforward to 1998 of $1,560,071 and a capital loss carryforward to 1998 of $546,196. To the extent that the Corporation realizes net operating income or capital gains during the pendency of the Marilyn Claims Reserve, the Corporation's independent accountants shall determine the net income tax benefit that the Corporation realizes as a result of the aforementioned carryforwards and the Buyer shall upon notification deliver to Seller such number of shares of its Class A Common Stock as shall equal 1.5 times the amount of said income tax benefit attributable to the Corporation's use of such carryforwards, provided, however, that at no time shall Seller be entitled to be credited for or receive Class A Common Stock under this Section 3 that exceeds the value of $1,839,927, whether derived from settlements of Marilyn Claims or from net operating loss and capital loss carryforwards or any combination thereof.

         (6) Any Class A Common Stock received as a consequence of the Marilyn Claims Adjustment or the income tax benefit resulting from the use of the net operating loss or capital loss carry forward provided under Subsections 3(B)(4) and (5) above shall be redeemable in accordance with Section 4 of the Stock Purchase Agreement, and any dividends declared on such stock after being credited to Seller shall be paid to Seller.

         (7) Termination. The provisions of Section 3(B)(4) and (5) shall terminate when all of the Marilyn Claims have been resolved.

         (8) Subject to the terms of this Agreement, the right of Seller to receive additional Class A Common Stock constitutes a contractual right that is not assignable and will not be evidenced by any negotiable certificate of any kind.

II. A new Section 3(D) of the Stock Purchase Agreement shall be added as follows:

         D.       Guaranty.

         Repayment of the reinsurance recovery in the amount of $247,915 owed by Heritage Holdings, Inc. to the Corporation pursuant to certain Auto Share and Excess of Loss policies for claims with a date of occurrence prior to June 30, 1994, shall be unconditionally guaranteed by the Shareholders from and after the Closing, and the Shareholders shall execute an instrument of Guaranty to that effect.

         III. Subsection 32 is hereby deleted and a new Subsection 32 is inserted in its place as follows:

          The Corporation currently is the plaintiff in two separate, pending lawsuits, the "RMS Claim" (Guardian Insurance Company v. Risk Management Solutions, Inc. a/k/a RMS) (1997-0073, D.V.I.) and the "Eagle Star Claim" (Guardian Insurance Company v. Bain Hogg International Limited and Eagle Star Reinsurance Company Limited) (Civ. No. 1996/180F, D.V.I.). The Buyer agrees to cause the Corporation to continue to pursue these lawsuits following Closing, under the terms and conditions hereinafter set forth.

         A. In the event that the Corporation still is pursuing the RMS Claim as of the Closing Date, Buyer agrees to cause the Corporation to continue to pursue the RMS Claim, subject to the conditions set forth herein. The Corporation shall pay the current bill for expenses incurred in pursuing the RMS Claim in the amount of $9,733.26. Thereafter, the Seller shall pay any fees, costs and expenses incurred on or after the Closing Date, except those payable on a contingency basis. All costs, fees, and expenses of the lawsuit that are not payable on a contingency basis will be paid by Seller on a current basis, and the Corporation shall have no liability whatsoever for such fees, costs and expenses. However, if, at any time, the lawsuit causes a materially adverse financial effect on the conduct of the Corporation's business, the Corporation may discontinue pursuing the claim with consent of the Seller. The proceeds of any judgment obtained in favor of the Corporation on the RMS Claim shall be paid to Seller, after deduction for contingent attorney's fees, any expenses incurred by the Corporation in pursuing the RMS Claim after the Closing Date and after allowance for a reserve for any taxes associated with the recovery incurred by the Corporation.

         B. In the event that the Corporation still is pursuing the Eagle Star Claim as of the Closing Date, Buyer agrees to cause the Corporation to continue to pursue the Eagle Star Claim, subject to the conditions set forth herein. Seller shall present, at Closing, a paid receipt from the law firm of Hodge & Francois, indicating that all attorney's fees, costs and expenses incurred by the Corporation in the pursuit of the Eagle Star Claim have been paid in full, through the month immediately preceding the Closing Date. Following Closing, the Corporation shall continue to pursue the Eagle Star Claim. However, if, at any time, the lawsuit causes a materially adverse effect on the conduct of the Corporation's business, the Corporation may discontinue pursuing the Eagle Star Claim upon delivery by the Buyer to Seller of such number of additional shares of the corporate stock of Buyer as shall equal One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) at the time of delivery. Subject to reimbursement pursuant to this Subsection 32(B), or Subsection 32 (D), until payment in full of the note of even date herewith to be delivered by Buyer to the Shareholders (the "Note"), the Corporation shall pay, on a current basis, the full cost of the legal fees and other costs incurred pursuing the Eagle Star Claim from the date of Closing. Following payment in full of the Note, fifty percent (50%) of such fees and costs, thereafter incurred shall be reimbursed by the Seller on a current basis upon presentation of evidence of the expenses incurred. Should the Seller exercise its right to have the Buyer redeem the Acquisition shares as provided in Section 4 hereof, from and after the date of said redemption all legal fees and other costs of the litigation shall be borne by the Seller on a current basis. In the event that the Eagle Star Claim is settled, or a judgment in favor of the Corporation is rendered, the "net proceeds" (as hereinafter defined), paid to the Corporation shall be paid to Seller. The "net proceeds" shall be the funds recovered on the case, reduced by
(a) all costs and expenses, including, but not limited to, attorney's fees, paid by the Corporation and not reimbursed by Seller from and after the Closing Date;
(b) interest, at the prime rate as published in the Wall Street Journal on the Closing Date, on said costs and expenses, from the date the costs and expenses were paid, until the date of payment of the proceeds to the Corporation; (c) any taxes associated with the receipt or disbursement of the funds recovered; and
(d) any amounts deducted pursuant to Subsection 32(D) hereof. In the event that the funds recovered are payable in installments over time, the full amount of the expenses, attorney's fees, interest, and taxes shall be reimbursed to the Corporation before any payment is made to the Seller.

         C. The payment obligations of the Corporation arising pursuant to the foregoing subsections shall be unconditionally guaranteed by the Buyer from and after the Closing.

         D. The Seller hereby agrees to indemnify and to hold the Corporation and its successors and assigns harmless in respect of any and all liabilities and expenses (including, without limitation, settlement costs and legal, accounting, and other expenses in connection therewith incurred after the Closing Date) incurred by the Corporation in connection with any judgment rendered against the Corporation, or order taxing the costs of the parties against the Corporation, or settlement or other final disposition of claims, with as a result of the Eagle Star Claim, the RMS Claim, the English Judgment, the English Arbitration or any other proceeding involving the claims asserted in said proceedings. Notwithstanding anything in this Section 32 to the contrary, in the event a judgment is rendered against the Corporation in the course of the Eagle Star Claim, any expense incurred therein (whether or not attributable to the defense of a claim against the Corporation), including, but not limited to, any judgment, award, cost or attorney's fee, shall be deducted from the proceeds of any simultaneously rendered judgment in favor of the Corporation, after deduction for the other items set forth in Subsection 32(B); in the event such an expense cannot be deducted in full from the proceeds of a simultaneously rendered judgment in favor of the Corporation, all such undeducted expenses incurred by the Corporation through the earlier of the date the judgment is satisfied or the date upon which the Seller satisfies its indemnity obligations hereunder, shall be paid to the Corporation pursuant to this Subsection 32(D). The indemnity obligations of the Seller arising pursuant to this subsection 32(D) with respect to the English Judgment and the English Arbitration only, shall be conditionally guaranteed by the Shareholders from and after the Closing, and the Shareholders shall execute an instrument of Guaranty to that effect. The indemnity obligations of the Seller arising pursuant to this subsection 32(D) shall be secured by a pledge of all of the Lockhart Caribbean Corporation stock being transferred to Seller pursuant to this Stock Purchase Agreement, and the Seller shall execute a pledge agreement and irrevocable assignment of stock powers to that effect.

         E. The Corporation shall have the right, with the consent of the Seller which shall not be unreasonably withheld, to pay the English Judgment, or an award in the English Arbitration against the Corporation, at any time, and to be reimbursed therefore pursuant to the provisions of Subsection 32D above, if, in the judgment of the Corporation, failure to do so causes a materially adverse effect on the conduct of the Corporation's business. The Corporation shall, upon request of the Seller, settle the English Judgment, the English Abritration, the Eagle Star Claim or the RMS Claim, upon such terms and conditions as Seller requests, subject to Seller's reimbursement and indemnity obligations set forth in this Section 32. The provisions of this Section 32 shall survive the Closing until the RMS Claim, the Eagle Star Claim, the English Judgment, the English
Arbitration and any cross claims, counter claims or other claims asserted in those or related proceedings have been finally determined by an unappealable order of a court or settled, and the Seller has satisfied all its obligations to the Corporation pursuant to the Stock Purchase Agreement to indemnify it with respect to the judgment(s) or settlement(s) reached, and the fees, costs and expenses incurred in pursuing and defending such claims.

         V. Section 4 of the Stock Purchase Agreement is designated Section 4(A) and a new Section 4(B) is added as follows:

         4(B)     Recission of Transactions.

         As provided in Section 8G hereof, Seller's obligation to close is conditioned upon Buyer having simultaneously closed the transaction pursuant to which it acquires the shares of stock (the "Heritage Stock") of Heritage Insurance Company (Caribbean), Ltd. ("Heritage"). The stock purchase agreement for the acquisition of the Heritage Stock (the "Heritage Stock Purchase
Agreement") has been amended to provided for the deferred payment of the purchase price of the Heritage Stock. As a result thereof, the parties herein will execute an escrow agreement as of the Closing Date with Paul Hoffman, P.C. acting as escrow agent, whereby the Corporation's Stock and the Heritage Stock are delivered to the escrow agent until payment of the deferred purchase price of the Heritage Stock. The deferred purchase price of the Heritage Stock is evidenced by a promissory note (the "Note").

         The parties herein agree as follows:

         (a) Upon payment of the Note by Buyer, Seller shall provide notice of such fact immediately to the escrow agent and the escrow agent shall immediately transfer the Corporation's stock and the Heritage Stock to Buyer;

         (b) If Buyer defaults under the Note, Seller shall give written notice of the default to the escrow agent and to Buyer. Buyer shall have thirty (30) days to provide the escrow agent with notice that it disputes the existence of the default, or that the default has been remedied. If Buyer fails to provide such notice, then: (i) the transactions contemplated pursuant to this Stock Purchase Agreement and the Heritage Stock Purchase Agreement shall be deemed rescinded; (ii) the escrow agent will transfer the ownership of the Corporation's Stock to Seller and of the Heritage Stock to the Shareholders;
(iii) the pledge agreement concerning Lockhart Caribbean Corporations Stock referred to in Section 32D shall be terminated and the pledged Lockhart Caribbean Corporation's Stock shall be delivered to Buyer; (iv) the Shareholders will retain the $125,000 payment received at closing of the Heritage Stock Purchase Agreement; and (v) the parties herein shall be released of any further liability or obligation of any nature to each other under this Stock Purchase Agreement and/or under the Heritage Stock Purchase Agreement.

         VI. Except as herein amended, all other terms and conditions of the Stock Purchase Agreement remain in full force and effect according to their terms.

IN WITNESS WHEREOF, the parties hereto have executed this First Addendum to Stock Purchase Agreement on the date set forth above.

                                        CORPORATION:

WITNESSES:                              GUARDIAN INSURANCE COMPANY, INC.

_________________________       By:     /s/ Raymond L. Fournier
                                        -----------------------------------
                                        Raymond L. Fournier, President
_________________________                     [Seal]

                               Attest:  /s/ Octavio Estrada
                                        -----------------------------------
                                        Octavio Estrada , Secretary

                                        SELLER:

                                        UNLIMITED HOLDINGS, INC.

_________________________       By:     /s/ Sue Boland
                                        -----------------------------------
                                        Sue Boland, President
_________________________                   [Seal]

                               Attest:  /s/ Raymond L. Fournier
                                        -----------------------------------
                                        Raymond L. Fournier, Secretary


                                        BUYER:

                                        LOCKHART CARIBBEAN CORPORATION


/s/ William McConnell           By:     /s/ John P. deJoghn,  Jr.
-------------------------               -----------------------------------
                                        John P. de Jongh, Jr., President
                                           [Seal]

/s/ Thomas C. O'Keefe         Attest:   /s/ Christine O' Keefe
-------------------------               -----------------------------------
                                        Christine O'Keefe, Secretary

                                        SHAREHOLDERS:

                                        THE FOURNIER DEL VALLE TRUST

_________________________       By:     /s/ Alba E. Del Valle
                                        ------------------------------------
                                        Alba E. Del Valle, Trustee
                                              [Seal]

                                        THE FOURNIER RUIZ TRUST

_________________________       By:     /s/ Walter R. Fournier
                                        -----------------------------------
                                        Walter R. Fournier, Trustee